UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2015

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in AmerisourceBergen Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2015, Gregory D. Wasson resigned as a member of the AmerisourceBergen Corporation (the “Company”) Board of Directors (the “Board”) on January 9, 2015 following his retirement from Walgreen Co. (“Walgreens”), where he formerly served as President and Chief Executive Officer.  Given Mr. Wasson’s resignation and in accordance with that certain Shareholders Agreement described in more detail below, Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) designated Ornella Barra to serve on the Company’s Board.

On January 16, 2015, the Board of Directors elected Ms. Barra to the Company’s Board for a term continuing until the Company’s next annual meeting of stockholders to be held in March 2015, when all directors will be subject to election by stockholders.  Ms. Barra has not been appointed to serve on any committees of the Board.

Ms. Barra is currently the Executive Vice President of Walgreens Boots Alliance and President and Chief Executive of Global Wholesale and International Retail.  Prior to serving in these capacities, Ms. Barra was Chief Executive, Wholesale and Brands of Alliance Boots GmbH (“Alliance Boots”) from September 2013 until January 2015 and Chief Executive of Pharmaceutical Wholesale Division of Alliance Boots from January 2009 until September 2013.  Ms. Barra has been a member of the Board of Directors of Assicurazioni Generali, an Italian insurance company, since April 2013.

Certain Relationships and Related Person Transactions

As previously disclosed, on March 18, 2013, the Company entered into a strategic and commercial relationship with Walgreens and Alliance Boots.  As part of this arrangement, the Company is party to a multi-billion dollar comprehensive primary pharmaceutical distribution arrangement with Walgreens, whereby the Company provides distribution services for branded and generic pharmaceutical products to all of Walgreens pharmacy locations.  The relationship also includes access to generic drugs and related pharmaceutical products through the Walgreens Boots Alliance Development global procurement joint venture.  On December 31, 2014, the Company received notice from Walgreens that following the completion of the reorganization of Walgreens and Alliance Boots, Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”), would be the successor in interest to Walgreens under the various transaction documents relating to the relationship, including the Framework Agreement and Shareholders Agreement described below.

In connection with the strategic relationship, the Company, Walgreens Boots Alliance and Alliance Boots are parties to the Framework Agreement, dated as of March 18, 2013, which addresses the overall structure of the transactions among the parties, and the Shareholders Agreement, dated as of March 18, 2013, by and among the Company, Walgreens Boots Alliance, Alliance Boots, Walgreens Pharmacy Strategies, LLC and Alliance Boots Luxembourg S.a.r.l. (the “Shareholders Agreement”), which sets forth certain governance arrangements and contains various provisions relating to the acquisition of additional equity interests in the Company, prohibitions on taking certain actions relating to the Company, stock purchase rights, transfer restrictions, board representation, voting arrangements, registration rights and other matters.

Pursuant to the Shareholders Agreement,  Walgreens Boots Alliance has the right to designate a director to the Company’s Board (including any successor director to fill an unexpired term), when Walgreens Boots Alliance and certain of its wholly owned subsidiaries, including WAB Holdings LLC, an entity jointly owned by Walgreens and Alliance Boots for the purpose of acquiring and holding shares of the Company’s common stock (collectively, the “Investors”), collectively own 5% or more of the Company’s common stock.  On April 15, 2014, the Investors filed a Schedule 13D with the Securities and Exchange Commission to disclose the ownership of approximately 5% of the Company’s common stock and on May 1, 2014, Walgreens notified the Company that it was designating Mr. Wasson, then President and Chief Executive Officer, to serve on the Company’s Board.  Mr. Wasson was elected to the Company’s Board on May 15, 2014.  As stated above, Mr. Wasson tendered his resignation from the Company’s Board on January 9, 2015 following his retirement from Walgreens.  Walgreens Boots Alliance then designated Ms. Barra to serve on the

Company’s Board in accordance with the terms of the Shareholder Agreement.  The Company’s Board elected Ms. Barra to serve as a director on January 16, 2015.

In addition to the agreements described above, Walgreens Boots Alliance and certain of its subsidiaries have rights to purchase up to 19,859,795 shares of the Company’s common stock, par value $0.01 per share, in open market transactions (the “Initial Open Market Shares”), up to 22,696,912 shares of common stock pursuant to warrants (collectively, “Warrant 1”) with an exercise price of $51.50 and 22,696,912 shares of common stock pursuant to warrants (collectively, “Warrant 2”) with an exercise price of $52.50.  The warrants are each exercisable for a six-month period beginning on March 18, 2016 with respect to Warrant 1 and on March 18, 2017 with respect to Warrant 2.

Upon the later to occur of (1) the exercise in full of Warrant 1 and (2) the acquisition in full by the Investors of the Initial Open Market Shares, Walgreens Boots Alliance will be entitled to designate a second director to the Board.  If the Investors divest equity securities of the Company such that they collectively own less than 14%, but at least 5% of the common stock, Walgreens Boots Alliance will no longer be entitled to designate two directors to the Board and will only be entitled to designate one director to the Board.  If the Investors divest equity securities of the Company such that they collectively own less than 5% of the common stock, Walgreens Boots Alliance will no longer be entitled to designate any directors to the Board.

A summary of the Framework Agreement and the Shareholders Agreement was included in, and copies of the agreements were filed as exhibits to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2013.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is filed as part of this report:

99.1                        News Release, dated January 16, 2015, of AmerisourceBergen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 16, 2015	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release, dated January 16, 2015, of AmerisourceBergen Corporation.